Exhibit 99.1

Instructure Enters Into Definitive Agreement to be Acquired by Thoma Bravo

Instructure Stockholders to Receive $47.60 Per Share in Cash; Partnership will accelerate Innovation and Investment in Long-Term Strategy

Salt Lake City – Dec. 4, 2019 - Instructure (NYSE: INST) today announced that it has entered into a definitive agreement to be acquired by Thoma Bravo, LLC, a leading private equity investment firm, in an all-cash transaction that values Instructure at an aggregate equity value of approximately $2.0 billion. As part of the terms of the agreement, Instructure stockholders will receive $47.60 in cash per share. The price per share represents an 18% premium to the company’s 3-month volume-weighted average price as of October 27, 2019, the day prior to the Company’s third quarter earnings call at which it announced a strategic review for its Bridge business.

“After a thorough review of strategic alternatives, the Instructure board of directors is pleased to reach this agreement,” said Josh Coates, Executive Chairman of the Board at Instructure.

The Instructure management team, led by CEO Dan Goldsmith, will continue to lead the company in their current roles. Thoma Bravo will support Instructure as it increases investment in education technology innovation and expands internationally.

“Instructure believes the opportunity to become a private Company will provide additional flexibility and position us to invest more strategically to drive innovation for our customers,” said Goldsmith. “We look forward to working closely with all parties to complete this transaction and enter into our next chapter of growth and industry leadership.”

“Instructure’s Canvas product is the gold standard for learning management systems in the global education market,” said Holden Spaht, a Managing Partner at Thoma Bravo. “We are excited to partner with Dan and the senior management team to support continued investment and innovation in the company’s market leading products and world class customer support.”

Brian Jaffee, a Principal at Thoma Bravo added, “We’ve followed the impressive Instructure growth story for many years and believe Canvas is a highly unique vertical market SaaS leader with exciting scale and future growth potential. We look forward to building on the strong momentum in the business and accelerating growth and product investment both organically and through M&A.”

The members of Instructure’s Board of Directors have unanimously approved the transaction and recommended that its stockholders approve the merger. A special meeting of Instructure’s stockholders will be held as soon as practicable following the filing of a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”) and subsequent mailing to its stockholders. Instructure’s headquarters will remain in Salt Lake City, Utah, with regional offices across the United States and abroad. Closing of the transaction is subject to approval by Instructure stockholders and certain regulatory and antitrust authorities and the satisfaction of customary closing conditions. The transaction is expected to close in the first quarter of 2020 and is not subject to a financing condition. Upon completion of the acquisition, Instructure will become wholly-owned by Thoma Bravo.

The agreement includes a 35 day “go-shop” period expiring on January 8, 2020, which permits Instructure’s board of directors and advisors to solicit alternative acquisition proposals from third parties. Instructure will have the right to terminate the merger agreement to enter into a superior proposal subject to the terms and conditions of the merger agreement, including the payment of a termination fee to Thoma Bravo. There can be no assurance that this 35 day “go-shop” will result in a superior proposal, and Instructure does not intend to disclose developments with respect to the solicitation process unless and until the Board makes a determination requiring further disclosure.

J.P. Morgan Securities LLC is serving as the exclusive financial advisor to Instructure and Cooley LLP is serving as the legal advisor to Instructure. Kirkland & Ellis LLP is serving as legal advisor to Thoma Bravo.

Additional Information and Where to Find It

The Company intends to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement on Schedule 14A, as well as other relevant documents concerning the proposed transaction. The proxy statement will contain important information about the proposed Merger and related matters. Investors and security holders of the Company are urged to carefully read the entire proxy statement when it becomes available because it will contain important information about the proposed transactions. A definitive proxy statement will be sent to the stockholders of the Company seeking any required stockholder approvals.

Investors and security holders of the Company will be able to obtain a free copy of the proxy statement, as well as other relevant filings containing information about the Company and the proposed transaction, including materials that will be incorporated by reference into the proxy statement, without charge, at the SEC’s website (http://www.sec.gov) or from the Company by contacting the Company’s Investor Relations at (866) 574-3127, by email at Investors@instructure.com, or by going to the Company’s Investor Relations page on its website at https://ir.instructure.com/overview/default.aspx and clicking on the link titled “SEC Filings.”

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding the interests of the Company’s directors and executive officers and their ownership of Company common stock is set forth in the Company’s annual report on Form 10-K filed with the SEC on February 20, 2019 and the Company’s proxy statement on Schedule 14A filed with the SEC on April 8, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed Merger, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in connection with the proposed Merger. Free copies of these documents may be obtained, without charge, from the SEC or the Company as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

This communication contains forward-looking information related to the Company and the acquisition of the Company. Forward-looking statements in this release include, among other things, statements about the potential benefits of the proposed transaction, the Company’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of the Company, and the anticipated timing of closing of the proposed transaction. Risks and uncertainties include, among other things, risks related to the ability of the Company to consummate the proposed transaction on a timely basis or at all, including due to complexities resulting from the adoption of new accounting pronouncements and associated system implementations; the satisfaction of the conditions precedent to consummation of the proposed transaction; the Company’s ability to secure regulatory approvals on the terms expected in a timely manner or at all; disruption from the transaction making it more difficult to maintain business and operational relationships; the negative side effects of the announcement or the consummation of the proposed transaction on the market price of the Company’s common stock or on the Company’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed transaction; competitive factors, including competitive responses to the transaction and changes in the competitive environment, pricing changes, sales cycle time and increased competition; customer demand for the Company’s products; new application introductions and the Company’s ability to develop and deliver innovative applications and features; the Company’s ability to provide high-quality service and support offerings; the Company’s ability to build and expand its sales efforts; regulatory requirements or developments; changes in capital resource requirements; and other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; and future business combinations or disposals.

Further information on these and other risk and uncertainties relating to the Company can be found in its reports on Forms 10-K, 10-Q and 8-K and in other filings the Company makes with the SEC from time to time and available at www.sec.gov. These documents are available under the SEC filings heading of the Investors section of the Company’s website at https://ir.instructure.com/overview/default.aspx.

The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

About Instructure

Instructure helps people grow from the first day of school to the last day of work. More than 30 million people use the Canvas Learning Management Platform for schools and the Bridge Employee Development Platform for businesses. More information at www.instructure.com.

About Thoma Bravo

Thoma Bravo is a leading private equity firm focused on the software and technology-enabled services sectors. With a series of funds representing more than $35 billion in capital commitments, Thoma Bravo partners with a company’s management team to implement operating best practices, invest in growth initiatives and make accretive acquisitions intended to accelerate revenue and earnings, with the goal of increasing the value of the business. Representative past and present portfolio companies include industry leaders such as ABC Financial, Blue Coat Systems, Deltek, Digital Insight, Ellie Mae, Frontline Education, Global Healthcare Exchange, Hyland Software, Imprivata, iPipeline, PowerPlan, Qlik, SailPoint, SolarWinds, SonicWall, Sparta Systems, TravelClick and Veracode. The firm has offices in San Francisco and Chicago.

CONTACT:

Cory Edwards

VP, Corporate Communications

Instructure

801-869-5258

cory@instructure.com

Megan Frank

Director, Head of Communications

Thoma Bravo

626-218-0274

mfrank@thomabravo.com

SOURCES: Instructure and Thoma Bravo